UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ANEBULO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1170950
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1415 Ranch Road 620 South, Suite 201, Lakeway, Texas	78734
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-254979

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Class

Item 1.	Description of Registrant’s Securities to Be Registered.

The information required by this Item is included under the captions “Description of Capital Stock” (pages 92 - 95), “ Dividend Policy” (page 48) and “Shares Eligible for Future Sale” (pages 96 - 97) of the Prospectus included as part of the Registrant’s Registration Statement on Form S-1, Registration No. 333-254979 (“Form S-1”), which information is incorporated herein by this reference.

Item 2.	Exhibits.

The following documents are included as exhibits to Form S-1, as indicated, and are incorporated herein by this reference:

1.	Specimen Stock Certificate for Common Stock (Exhibit 4.1 to Form S-1).

2.	(a)	Form of Second Amended and Restated Certificate of Incorporation of Anebulo Pharmaceuticals, Inc. (Exhibit 3.3 to Form S-1).

	(b)	Form of Amended and Restated By-laws of Anebulo Pharmaceuticals, Inc. (Exhibit 3.4 to Form S-1).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANEBULO PHARMACEUTICALS, INC.

Dated: May 5, 2021	By:	/s/ Daniel Schneeberger, M.D.
Daniel Schneeberger, M.D.
Chief Executive Officer

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EXHIBIT INDEX

The following documents are included as exhibits to the Registrant’s Registration Statement on Form S-1, Registration No. 333-254979, to be declared effective on May 6, 2021 (“Form S-1”), as indicated, and are incorporated herein by this reference:

1.	Specimen Stock Certificate for Common Stock (Exhibit 4.1 to Form S-1).

2.	(a)	Form of Second Amended and Restated Certificate of Incorporation of Anebulo Pharmaceuticals, Inc. (Exhibit 3.3 to Form S-1).

	(b)	Form of Amended and Restated By-laws of Anebulo Pharmaceuticals, Inc. (Exhibit 3.4 to Form S-1).

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